[PRATT & GRANT LETTERHEAD]


                                  June 8, 2000


Administrative Law Judge Melene R. Dodson
Office of Policy Development
Public Utility Commission of Texas
1701 N. Congress Avenue
Austin, Texas 78701

      RE: Docket No, 21953, SOAH Docket No. 473-00-0498 - APPLICATION OF CENTRAL POWER AND LIGHT COMPANY, SOUTHWESTERN ELECTRIC POWER COMPANY AND WEST TEXAS UTILITIES COMPANY FOR APPROVAL OF PROPOSED BUSINESS SEPARATION PLAN PURSUANT TO 25.342

Dear Judge Dodson:

     Attached is the stipulation that resolves the structural business separation issues in this docket. The stipulation lists the positions of the parties to this case with the exception of the Louisiana Public Service Commission (LPSC). The LPSC is no longer actively participating in this docket because it has opened its own docket to monitor the restructuring efforts in Texas and other states and take any necessary steps to ensure protection of Louisiana customers.

                                   Very truly yours,

                                   /s/ Joe N. Pratt
                                   ----------------
                                       Joe N. Pratt


cc: All Parties of Record

Attachment

                           SOAH DOCKET NO. 473-00-0498
                              PUC DOCKET NO. 21953

APPLICATION OF CENTRAL POWER       ss.
AND LIGHT COMPANY,                 ss.                STATE OFFICE OF
SOUTHWESTERN ELECTRIC POWER        ss.
COMPANY AND WEST TEXAS             ss.
UTILITIES COMPANY FOR              ss.            ADMINISTRATIVE HEARINGS
APPROVAL OF PROPOSED BUSINESS      ss.
SEPARATION PLAN PURSUANT TO        ss.
25.342                             ss.


                                  STIPULATION
                                  -----------

     This stipulation is entered between Central Power and Light Company (CPL), West Texas Utilities Company (WTU) and Southwestern Electric Power Company (SWEPCO), together referred to as the CSW Companies; the Office of Regulatory Affairs for the Public Utility Commission of Texas; Office of Public Utility Counsel and South Texas Electric Cooperative. Parties that have stated they do not oppose this stipulation are as follows:

     o    Cities Served by CPL and WTU

     o    State of Texas

     o    Texas Industrial Energy Consumers

     o Rayburn County Electric Cooperative, Inc. and Magic Valley Electric Cooperative, Inc.

     o    Shell Energy Services Co., L.L.C.

     o    Consumers Union

     o    Commercial Ratepayer Coalition

     o Power Choice, Inc.; Corpus Christi Power & Light, L.C.C.; Hino Electric Power Company

     o    Texas Legal Services Center

     o    Texas Ratepayers' Organization to Save Energy

     o    New Energy Texas, L.L.C.

Parties whose position on the stipulation is not known are as follows:

     o    Public Citizen

     o    Competitive Power Advocates; PG&E Corporation

     The signatories to this docket stipulate that the proposed structural separation plan of Central and South West Corporation (CSW), described below for the CSW Companies is consistent with the requirements of PURA ss. 39.051 and resolves all disputes concerning the structural business separation of the CSW Companies. The CSW Companies will separate their business activities, personnel and assets no later than January 1, 2002, in accordance with the following plan:

     CSW will establish three new first-tier subsidiaries as separate legal entities: an Energy Delivery Company (EDC), a Power Generation Company (PGC) and a Retail Electric Provider (REP). Attachment 1 hereto is a diagram reflecting the restructured entities. CPL, WTU and SWEPCO will take necessary steps regarding their existing debt to accomplish the transfer of assets. The EDC, PGC, and REP companies will each issue new debt securities to finance assets transferred to the new entities. After separation, there will be no cross-collateralization between entities. As a result, the EDC and its subsidiaries will only be responsible for debt related to authorized transmission and distribution (T&D) utility operations, functions and assets. All issues related to the appropriate capital structures for the EDC and its subsidiaries will be resolved in the proceedings under PURA ss. 39.201 to establish rates for T&D services.

     REP

          The REP will be a separate legal entity with its own assets and employees, and debt, if any, that will provide retail electric services in Texas in compliance with all requirements of PURA.

     PGC

          The PGC will employ generation management employees that will manage, direct and control generation operations and the wholesale sale of electricity. Existing wholesale power sales contracts will be performed by the PGC for CPL and WTU. The PGC will own two separate legal entity subsidiaries. One will own CPL's generating assets and will employ the generation employees that are currently employed by CPL. A separate legal entity will own WTU's generating assets and will employ the generation employees currently employed by WTU. SWEPCO will continue to own its generation located in Texas and other states, and will continue to employ generation operating and maintenance personnel but those employees will be managed by the PGC. SWEPCO will register as a power generation company in Texas. Nothing in this plan will affect SWEPCO's obligations under PURA relating to capacity auctions.

     EDC

          The EDC will employ the  management  employees  that will direct, manage and control the provision of regulated transmission and distribution (T&D) utility services in Texas. The EDC will own three separate legal entities: one each to own the T&D assets currently owned by CPL, WTU and SWEPCO in Texas and employ the T&D employees currently employed by CPL, WTU and SWEPCO in Texas. The EDC subsidiaries for the CPL, WTU and SWEPCO Texas subsidiaries will be the providers of tariffed T&D utility services and the CCNs currently issued to CPL, WTU and SWEPCO will be transferred to these subsidiaries.

     CSW maintains that implementation of this plan will require CPL, WTU and SWEPCO to obtain other regulatory approvals, including approvals from the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Arkansas and Louisiana Public Service Commission. A listing of the filings known to CSW at this time is attached as Attachment 2. The CSW Companies intend to initiate the filings within 180 days after receipt of a Texas PUC order approving the form of separation. The signatories agree to not challenge the form of separation in filings in other jurisdictions seeking regulatory approval of separation. CPL, WTU and SWEPCO commit to make a filing with this Commission of any orders issued by any of the other jurisdictions that modify the plan approved by this Commission and notify the Commission of any delay in obtaining any approval if that delay will affect the ability of the Companies to implement the plan effective January 1, 2002. Parties to this case will have ten days from the filing of any order modifying the plan to file a response as to whether they believe the modification is material.

     This stipulation addresses and resolves only the issue of whether the structural business separation of CPL, WTU and SWEPCO complies with PURA. By agreeing to this stipulation, no party to this case waives, prejudices or otherwise affects their ability or right to contest other issues or portions in other dockets, including ratemaking issues and the recovery of restructuring costs in the PURA ss. 39.201 proceedings.

CENTRAL POWER AND LIGHT COMPANY             TEXAS RATEPAYERS'
SOUTHWESTERN ELECTRIC POWER COMPANY         ORGANIZATION TO SAVE ENERGY
WEST TEXAS UTILITIES COMPANY                By:
By: /s/ Joe N. Pratt                            -------------------------------
    -------------------------------         Title:
Title: Attorney                                    ----------------------------
       ----------------------------         Date:
Date: June 8, 2000                                -----------------------------
      -----------------------------

                                            SHELL ENERGY SERVICES CO., L.L.C.
OFFICE OF REGULATORY AFFAIRS
PUBLIC UTILITY COMMISSION OF TEXAS          By:
                                                -------------------------------
By: Illegible                               Title:
    -------------------------------                ----------------------------
Title: Attorney-Legal                       Date:
       ----------------------------               -----------------------------
Date: 5/8/00
      -----------------------------
                                            STEERING COMMITTEE OF CITIES
                                            SERVED BY CPL
OFFICE OF PUBLIC UTILITY COUNSEL
                                            By:
By: Illegible                                   -------------------------------
    -------------------------------         Title:
Title: Assistant Public Counsel                    ----------------------------
       ----------------------------         Date:
Date: June 8, 2000                                -----------------------------
      -----------------------------

                                            COMPETITIVE POWER ADVOCATES
TEXAS LEGAL SERVICES CENTER                 PG&E CORPORATION

By:                                         By:
    -------------------------------             -------------------------------
Title:                                      Title:
       ----------------------------                ----------------------------
Date:                                       Date:
      -----------------------------               -----------------------------


                                            STATE OF TEXAS

                                            By:
                                                -------------------------------
                                            Title:
                                                   ----------------------------
                                            Date:
                                                  -----------------------------

NEW ENERGY TEXAS, L.L.C.

By:                                          TEXAS INDUSTRIAL ENERGY CONSUMERS
    -------------------------------
Title:                                       By:
       ----------------------------              -------------------------------
Date:                                        Title:
      -----------------------------                 ----------------------------
                                             Date:
                                                   -----------------------------
LOUISIANA PUBLIC SERVICE COMMISSION

By:                                          COMMERCIAL RATEPAYER COALITION
    -------------------------------
Title:                                       By:
       ----------------------------              -------------------------------
Date:                                        Title:
      -----------------------------                 ----------------------------
                                             Date:
                                                   -----------------------------
POWER CHOICE, INC.
CORPUS CHRISTI POWER & LIGHT, L.C.C.
HIND ELECTRIC POWER COMPANY                  PUBLIC CITIZEN TEXAS

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:
       ----------------------------                 ----------------------------
Date:                                        Date:
      -----------------------------                -----------------------------


RAYBURN COUNTRY ELECTRIC COOPERATIVE, INC.   CONSUMERS UNION
MID-TEX ELECTRIC COOPERATIVE, INC.
MAGIC VALLEY ELECTRIC COOPERATIVE, INC.      By:
                                                 -------------------------------
By:                                          Title:
    -------------------------------                 ----------------------------
Title:                                       Date:
       ----------------------------                -----------------------------
Date:
      -----------------------------
                                             SOUTH TEXAS ELECTRIC COOPERATIVE

                                             By:
                                                 -------------------------------
                                             Title:
                                                    ----------------------------
                                             Date:
                                                   -----------------------------

CITY OF BROWNSVILLE
By:
    -------------------------------
Title:
       ----------------------------
Date:
      -----------------------------


TEX-LA ELECTRIC COOPERATIVE OF TEXAS, INC.
NORTHEAST TEXAS ELECTRIC COOPERATIVE, INC.
By:
    -------------------------------
Title:
       ----------------------------
Date:
      -----------------------------


FOWLER ENERGY COMPANY
By:
    -------------------------------
Title:
       ----------------------------
Date:
      -----------------------------

COMMERCIAL RATEPAYER COALITION

By:                                   CITY OF BROWNSVILLE
    -------------------------------
Title:                                By:
       ----------------------------       -------------------------------
Date:                                 Title:
      -----------------------------          ----------------------------
                                      Date:
                                            -----------------------------
PUBLIC CITIZEN TEXAS

By:                                   TEX-LA ELECTRIC COOPERATIVE OF TEXAS, INC.
    -------------------------------   NORTHEAST TEXAS ELECTRIC COOPERATIVE, INC.
Title:
       ----------------------------   By:
Date:                                     -------------------------------
      -----------------------------   Title:
                                             ----------------------------
                                      Date:
CONSUMERS UNION                             -----------------------------

By:
    -------------------------------   FOWLER ENERGY COMPANY
Title:
       ----------------------------   By:
Date:                                     -------------------------------
      -----------------------------   Title:
                                             ----------------------------
                                      Date:
SOUTH TEXAS ELECTRIC COOPERATIVE            -----------------------------

By: /s/ Joe Campbell
    -------------------------------
Title: Attorney for STEC
       ----------------------------
Date: 6/1/00
      -----------------------------

                                                                    Attachment 1


                                                                  EXHIBIT WGH-2A

                             Legal Entity Structure
                               (January 1, 2001)

                                                                   -------------------
                                                                          CSW
                                                                   -------------------
                                                                            |
----------------------------------------------------------------------------------------------------------------
          |                     |                      |                    |                     |            |
---------------------  --------------------  --------------------  --------------------  --------------------  | -------------------
   ENERGY DELIVERY        RETAIL ELECTRIC       POWER GENERATION           CSWS              OTHER EXISTING    |       SWEPCO
      COMPANY                 PROVIDER              COMPANY                                   UNREGULATED      +--
       (EDC)                   (REP)                  (PGC)                                    COMPANIES       | -------------------
---------------------  --------------------  --------------------  --------------------  --------------------  |        PSO        -
|                                            |                                                                 +--
|  ---------------------                     |  --------------------                                             -------------------
|         CPL-EDC                            |         CPL-PGC
+--                                          +--  (holding company)
|  ---------------------                     |  --------------------
|  |                                         |  |
|  |  ---------------------                  |  |  --------------------
|  |        CPL-ERCOT                        |  |       CPL-PGC
|  +--       Transco                         |  +--     (assets)
|  |  ---------------------                  |     --------------------
|  |                                         |
|  |  ---------------------                  |  --------------------
|  |           SPE                           |          WTU-PGC
|  +--                                       +--
|     ---------------------                     --------------------
|
|  ---------------------
|         WTU-EDC
+--
|  ---------------------
|  |
|  |  ---------------------
|  |       WTU/ERCOT
|  +--      Transco
|  |  ---------------------
|
|  ---------------------
|      SWEPCO-EDC
+--
   ---------------------
   |
   |  ---------------------
   |       SWEPCO/SPP
   +--      Transco
      ---------------------

                                                                    Attachment 2

              OTHER REQUIRED FILINGS TO IMPLEMENT SEPARATION PLAN

Other filings required to implement the separation plan include at least the following:

*    SEC Filing Under PUHCA

     -    Creation of new subsidiaries

     -    Approval of necessary financings

*    FERC  Filings:

     -    Transfer of ownership and control of CPL, WTU AND SWEPCO assets

     - OATT tariff revisions - to make CPL, WTU AND SWEPCO EDC subsidiaries entities charging for transmission service

     - Interconnection agreements - new CPL/WTU PGC subsidiaries and SWEPCO with the new CPL, SWEPCO AND WTU EDC subsidiaries

     - Network transmission agreements and network operating agreements for PGC, CPL/WTU PGC subsidiaries and SWEPCO with CPL, WTU and SWEPCO EDC subsidiaries

     -    Service agreements between REP AND CPL/WTU/SWEPCO EDC subsidiaries

     - Revisions to CSW operating agreement - creation of agency relationship for PGC to manage generation assets

     - Management agreement for EDC - creation of relationship for EDC to manage T&D assets

     - Revisions to CSW transmission coordination agreement - to reflect new management and asset relationships

*    Nuclear Regulatory Commission - transfer of STP license to CPL sub of PGC

*    APSC or LPSC - Approval of separation of Texas T&D Assets

                          SOAH DOCKET NO. 473-00-0498
                            P.U.C. DOCKET NO. 21953

APPLICATION OF CENTRAL POWER       ss.                 PUBLIC UTILITY COMMISSION
AND LIGHT COMPANY,                 ss.
SOUTHWESTERN ELECTRIC POWER        ss.                         OF TEXAS
COMPANY AND WEST TEXAS             ss.
UTILITIES COMPANY FOR              ss.
APPROVAL OF PROPOSED BUSINESS      ss.
SEPARATION PLAN PURSUANT TO        ss.
25.342                             ss.



          INTERIM ORDER APPROVING STIPULATION AND SETTLEMENT REGARDING
                      APPROVAL OF BUSINESS SEPARATION PLAN

     On June 8, 2000, Central Power and Light Company (CPL), Southwestern Electric Power Company (SWEPCO), and West Texas Utilities Company (WTU), (collectively referred to as CSW), the Office of Regulatory Affairs (ORA) of the Public Utility Commission of Texas, the Office of Public Utility Counsel (OPC), and South Texas Electric Cooperative filed with the Public Utility Commission of Texas (Commission) a request for approval of a stipulation and settlement regarding the application for approval of CSW's business separation plan pursuant to P.U.C. SUBST. R. 25.342. All of the parties to the proceeding either support the stipulation, have not expressed a position on the matter, or, in the case of the Louisiana Public Service Commission, have withdrawn ftom the case.

     The principal issue in this proceeding is whether the business separation plan establishes separate legal entities to carry out various functions in the restructured electric market. The Commission concludes that CSW's proposed plan would create legally distinct entities and is consistent with PURA ss. 39.051.

                                  I. BACKGROUND

     On January 10, 2000, CSW filed its application for approval of its business separation plan pursuant to P.U.C. SUBST. R. 25.342. In its initial application, CSW proposed a two-stage separation of the companies in order to minimize refinancing costs. During the first-stage period, beginning January 1, 2002, the electric delivery and generation assets, as well as certain

PUC DOCKET NO. 21953             Interim Order                       Page 2 of 3


operating employees, would remain with the existing utility companies, although those assets and employees would be managed and controlled by an energy delivery company (EDC) and power generation company (PGC). CSW proposed to transfer all assets and employees of the existing utility companies to the EDC and PGC no later than January 1, 2008.

     As established in the Order Memorializing Pre-hearing Conference and Clarifying Nature of Referral to SOAH, issued on February 16, 2000, the scope of the expedited hearing before the Commission in this docket is "whether the proposed plan creates a functional separation, as opposed to creating legally distinct entities, and if such functional separation fulfills the requirements of PURA." At the hearing conducted in this docket on March 16, 2000, the Commission determined that the proposed corporate structure was not appropriate, but deferred a final decision to allow CSW to amend its business separation plan. The parties agreed to file an agreed proposed interim order on the business separation plan on June 1, 2000. On June 5, an order was issued granting CSW's motion for a one-week delay until June 8, 2000. CSW filed a revised plan to create separate legal entities for the power generation, energy delivery, and retail sales functions.

                            II. ORDERING PARAGRAPHS

     Consistent with the stipulation and settlement, the Commission:

1) Admits into evidence the Supplemental Testimonies of Mark D. Roberson and Wendy G. Hargus, filed May 15, 2000, and the Stipulation, filed June 8, 2000 for the limited purpose of establishing pertinent facts justifying the interim relief granted in this Order;

2) Finds that CSW's proposed plan does not create a "functional separation as opposed to creating legally distinct entities;"

3)   Finds that CSW's proposed plan is consistent with PURA ss. 39.051;

4)   Finds that the settlement in this docket is in the public interest;

PUC DOCKET NO. 21953             Interim Order                       Page 3 of 3


5) Finds that there is no need for further hearings before the Commission in this docket on the question of whether CSW's proposed plan creates a functional separation, as opposed to creating legally distinct entities; and

6) Finds that issues related to CSW's business separation plan that are not addressed by the settlement, including, but not limited to issues relating to CSW's code of conduct, ratemaking issues, and/or the recovery of restructuring costs, may be considered in the proceeding to review CSW's proposed tariffs for its transmission and distribution utility filed on March 31, 2000 as Dockets No. 22352 (CPL), 22353 (SWEPCO), and 22354 (WTU).

          SIGNED AT AUSTIN, TEXAS the 7th day of July, 2000.

                                              PUBLIC UTILITY COMMISSION OF TEXAS

                                              /s/ Pat Wood, III
                                              ----------------------------------
                                              PAT WOOD, III, CHAIRMAN

                                              /s/ Judy Walsh
                                              ----------------------------------
                                              JUDY WALSH, COMMISSIONER

                                              /s/ Brett A. Perlman
                                              ----------------------------------
                                              BRETT A. PERLMAN, COMMISSIONER